Exhibit 5




                                   January 5, 1998


Colonial Gas Company
40 Market Street
Lowell, MA 01852

  (Colonial Gas Company Registration Statement on Form S-3
         Relating to 400,000 Shares of Common Stock,
                 Par Value $3.33 Per Share)

Dear Sirs:

     We are furnishing this opinion in connection with the filing by Colonial Gas Company (the "Company") of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to 400,000 shares of Common Stock, par value $3.33 per share (the "Shares"), of the Company to be issued pursuant to the Colonial Gas Company Dividend Reinvestment and Common Stock Purchase Plan (the "Plan"). We are counsel to the Company and we have examined such documents, certificates and papers, including the order of the Massachusetts Department of Public Utilities (which has been succeeded by the Massachusetts Department of Telecommunications and Energy (the "MDTE"), D.P.U./D.T.E. 97-83, approving and authorizing the issuance and sale of the Shares, and have made such examination of law, as we considered necessary in order to furnish this opinion.

     Based on the foregoing, we are of the opinion that the Shares have been duly and validly authorized by all necessary action on the part of the Company and, when the Shares have been issued and sold and the consideration therefor received by the Company in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable, provided that, in the event that the aggregate price at which the Shares are issued exceeds an amount equal to $45,896,060 less the principal amount of any indebtedness with a maturity of more than one year sold by the Company after the date hereof in excess of $10,000,000 aggregate principal amount of such indebtedness, further MDTE approval will be required. Except as set forth in the preceding sentence, upon the effective date of the Registration Statement, no other authorization, consent or approval by any regulatory authority will be required for the valid issuance and sale of the Shares.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Opinions" in the Prospectus which forms part of the Registration Statement.

                                   Very truly yours,


                                   PALMER & DODGE LLP



      [End of Exhibit 5 to Form S-3 of Colonial Gas Company]